                                                                      EX 24.1(d)
                                                                              15

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-3 of our report dated May 15, 1995, on our audit of the consolidated financial statements of Red Eagle Resources Corporation and its subsidiaries as of and for the nine month period ended September 30, 1994. We also consent to the reference to our firm under the caption "Experts".




                             COOPERS & LYBRAND LLP



Oklahoma City, Oklahoma
November 13, 1995